Exhibit 99.1

XpresSpa Group Announces Pricing of $2,000,000 Registered Direct Offering Priced At-The-Market

NEW YORK, March 27, 2020 – XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), today announced that it has entered into a securities purchase agreement with institutional investors to purchase approximately $2.0 million of its common shares (or pre-funded warrants to purchase common shares in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules.

Under the terms of the securities purchase agreement, XpresSpa has agreed to sell approximately 10,000,000 common shares (or pre-funded warrants to purchase common shares in lieu thereof). The gross proceeds to the Company from the registered direct offering is expected to be approximately $2.0 million before deducting fees and other estimated offering expenses. The registered direct offering is expected to close on or about March 30, 2020, subject to the satisfaction of customary closing conditions.

Palladium Capital Advisors, LLC acted as a finder in connection with the offering.

The common shares and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-232764) previously filed and declared effective by the Securities and Exchange Commission (SEC).

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 51 locations in 25 airports globally. XpresSpa offers services that are tailored specifically to the busy travel customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as luxury travel products and accessories. XpresSpa provides almost one million services to customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. These statements include, without limitation, statements related to our ability to close the offering and the gross proceeds from the offering. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:
ICR
Raphael Gross
(203) 682-8253